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                                                                      Exhibit 24

                                DAVID R. BUTLER
                          c/o State Of The Art, Inc.
                              56 Technology Drive
                           Irvine, California  92618

                               February 23, 1998

The Sage Group plc
Rose Acquisition Corp.
Sage House
Benton Park Road
Newcastle Upon Tyne, NE7 7LZ
England

Ladies and Gentlemen:

        Reference is hereby made to the Agreement and Plan of Merger, dated January 27, 1998 (the "Merger Agreement"), by and among The Sage Group plc, a corporation organized under the laws of England, Rose Acquisition Corp., a Delaware corporation (the "Purchaser"), and State Of The Art, Inc., a California corporation (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement.

        The undersigned represents and warrants that the undersigned is the holder of options (the "Options") to purchase 30,208 of the Company, which Options are currently exercisable or will be exercisable by April 1, 1998.

        As an inducement for you to waive the Minimum Condition described in Annex I to the Merger Agreement and consummate the Offer in accordance with the terms set forth in the Merger Agreement, the undersigned hereby agrees not to exercise any of the Options from the date hereof through the Effective Time. The undersigned does not, and nothing in this letter shall be construed to, waive any


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benefits intended to be conferred on the undersigned pursuant to Section 2.4 of the Merger Agreement.

        The agreement set forth herein shall terminate upon the earlier of the Effective time and the termination of the Merger Agreement in accordance with its terms.


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                                        Very truly yours,


                                        /s/ DAVID R. BUTLER
                                        ----------------------------------
                                        David R. Butler


ACKNOWLEDGED AND AGREED:


THE SAGE GROUP PLC

By: /s/ Paul Walker
   -------------------------------
   Name:   Paul Walker
   Titled: Chief Executive Officer



ROSE ACQUISITION CORP.

By: /s/ Paul Walker
   -------------------------------
   Name:  Paul Walker
   Title: Vice President and Secretary


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